EXHIBIT 10.11

                              SETTLEMENT AGREEMENT


         THIS SETTLEMENT AGREEMENT (the "Agreement") is entered into as of this __ day of May 1998, with the intent that it be effective as of May 15, 1998 ("Effective Date"), by and between (i) THINK NEW IDEAS, INC., a Delaware corporation ("THINK"), and SCOTT A. MEDNICK ("Mednick"), and (ii) MEDNICK and RONALD BLOOM and ADAM CURRY, as to Section 5 only.

                                    RECITALS:

         WHEREAS, THINK and Mednick (collectively, the "Parties") entered into that certain Employment Agreement, dated June 30, 1996, as amended thereafter from time to time ("Employment Agreement"); and

         WHEREAS, Mednick wishes to terminate his employment with THINK; and

         WHEREAS, the Parties have mutually agreed to certain terms and conditions pursuant to which Mednick will terminate his employment with THINK; and

         WHEREAS, said terms and conditions are reflected in the letter agreement attached hereto as Exhibit A and are intended to serve as a basis for the Parties entering into this Agreement and the forms of agreements attached hereto as Exhibits C, D, and E; and

         WHEREAS, upon execution by the appropriate parties, this Agreement shall supersede and replace the Employment Agreement and Mednick's rights under that agreement shall terminate; and

         WHEREAS, Mednick has carefully read and fully understands all the provisions and effects of this Agreement and the releases contained herein: and

         WHEREAS, the Parties hereto desire to put to rest and settle any and all claims, controversies and differences between them of any sort, origin or description in order to avoid the costs and uncertainties inherent in resolving said matters.

         NOW, THEREFORE, the Parties, intending to be legally bound hereby and in consideration of the promises contained herein, do hereby agree as follows:

         1. TERMINATION. Mednick acknowledges that, effective as of May 15, 1998, his employment with THINK terminated, after which time he has performed no further duties, functions or services for THINK.

         2.  CASH  CONSIDERATION,   HEALTH  INSURANCE  AND  LIFE  INSURANCE.  In
consideration of the settlement and release of all claims between the Parties as set forth herein, THINK shall provide to Mednick the following:

                  (a)  the  sum  of   $936,130   payable  in  equal   bi-monthly
installments over a period of 24 months commencing June 1, 1998 ("Payment Period");

                  (b) the right to participate in THINK's health insurance program during the Payment Period, the cost for said participation to be paid by THINK;

                  (c) a sum of cash equal to the value of four weeks of unused "vacation" benefits accrued by Mednick during the period commencing July l, 1997 and ending May 15, l998;

                  (d) a $1,000,000 term life insurance policy, the ownership of which shall be transferred to Mednick and the premium payments for which will be paid by THINK for a period of four months after the Effective Date; and

                  (e) access to the premises of THINK and a right to remove his personal property for a period of seven (7) calendar days, commencing May 25, 1998.

         3. NO OTHER UNPAID SALARY. Excepts as otherwise provided herein, Mednick acknowledges that he is not entitled to receive any salary, bonuses or commissions from and after the date of this Agreement.

         4. TERMINATION OF EMPLOYMENT AGREEMENT; RESIGNATION. THINK and Mednick hereby agree that the Employment Agreement, attached hereto as Exhibit B, shall, from and after the date hereof, be terminated and have no further force or effect and that Mednick shall resign as President and Chief Executive Officer of THINK and resign as a member of the Board of Directors of THINK and any executive committee of THINK.

         5. LOCKUP AGREEMENT AND RIGHTS AGREEMENT. In consideration for Mednick entering into this Agreement (i) Ronald Bloom, Adam Curry and Mednick will enter into a Lockup Agreement substantially in the form attached hereto as Exhibit C, and (ii) THINK and Mednick will enter into a Rights Agreement substantially in the form attached hereto as Exhibit D.

         6. COVENANT NOT TO COMPETE. In consideration for the undertakings of THINK set forth in this Agreement and for other good and valuable consideration, receipt of which is hereby acknowledged, Mednick hereby covenants and agrees that, so long as Mednick is receiving any consideration under Section 2(a) of the Agreement (the "Non-Competition Period"):

            (a) ACTIVITIES. Mednick shall not, anywhere in North America directly or indirectly, individually or as a member of any partnership or joint venture, or as an officer, director, stockholder, employee or agent of any other person, firm, corporation, business organization or other entity (except a charitable organization or entity that is organized and operated under Section 501(c)(3) of the Internal Revenue Code of 1986, as amended), participate in, engage in, solicit or have any financial or other interest in any activity or any business or other enterprise in any field which at the time of termination is competitive with the business or is in substantially the same business as THINK or any affiliate, subsidiary or division thereof (unless the Board of Directors shall have authorized such activity and THINK shall have consented thereto in writing), as an individual or as a member of any partnership or joint venture, or as an officer, director, stockholder, investor, employee or agent of any other person, firm, corporation, business organization or other entity; provided, however, that nothing contained herein shall be construed to prevent Mednick from acquiring for investment purposes only the stock of any corporation that competes with THINK, which is listed on a national securities exchange or traded in the over-the-counter market if Mednick does not and will not as a result of such investment own more than five percent (5%) of the stock of such corporation;

            (b) NON-SOLICITATION. Mednick shall not: (i) solicit or induce any employee of THINK to terminate his employment or otherwise leave THINK's employ or hire any such employee (unless the Board of Directors shall have authorized such employment and THINK shall have consented thereto in writing); or (ii) solicit any clients or customers of THINK, either as an individual or as a member of any partnership or joint venture, or as an officer, director, stockholder, investor, employee or agent of any other person, firm, corporation, business organization or other entity.

         7. STOCK OPTIONS. THINK hereby acknowledges that (i) Mednick is a party to the Amended and Restated 1997 Stock Option Plan ("1997 Plan"), (ii) as such, the options granted to Mednick thereunder vest on an accelerated basis as a result of his separation from THINK, and in connection therewith, THINK represents that:

            (a) DIRECTOR OPTIONS. Within sixty (60) days of the Effective Date, it will register with the Securities and Exchange Commission the Twenty Thousand (20,000) stock options granted to Mednick in his capacity as a member of the Board of Directors of THINK; and

            (b) EMPLOYEE OPTIONS. Within sixty (60) days of the Effective Date, it will obtain all necessary approvals so that Mednick may exercise the Eighty Thousand (80,000) options that were granted to him under the 1997 Plan.

         8. PRESS RELEASE. The Parties will jointly prepare a press release, indicating Mednick's departure and his being available to THINK to provide the consulting services pursuant to a Consulting Agreement substantially in the form attached hereto as Exhibit E.

         9. MUTUAL RELEASE AND WAIVER. Except as provided for in paragraph 11, the Parties hereby release and waive any and all claims they may have against each other, including any claims Mednick may have against THINK, its parents, subsidiaries, affiliates, predecessors and assigns, past or present, and each of them and its and their officers, directors, agents, servants and employees (hereinafter collectively referred to as the "THINK Parties"), from and against any and all rights, claims, demands, controversies, causes of action and liabilities of every kind and character whatsoever, known or unknown, in law or in equity, occurring prior to and including the date of the execution of this Agreement and in particular; but without limitation of the general terms herein, any claims of discrimination which could have been filed by or on behalf of Mednick with any agency or court under any federal, state or local statute, regulation, ordinance, order, rule, tort, implied or express contract or other common law theory. This release and waiver applies to any and all claims whether the claims are past or present, whether they arise from common law or statute, whether they arise from labor laws or discrimination laws including, but not limited to, Title VII of the Civil Rights Act of 1964, as amended, the Age Discrimination in Employment Act, as amended, the Employee Retirement Income Security Act of 1974, as amended, any federal or state civil rights or employment discrimination legislation which claims are based on events that have transpired from the beginning of time to the date of execution of this Agreement. Mednick further agrees and covenants that should any person, organization or other entity file, charge, claim, sue or cause or permit to be filed any civil action suit or legal proceeding involving any matter occurring at any time in the past, Mednick will not seek or accept any personal relief in such civil action, suit or legal proceeding. Further, the Parties do hereby expressly waive and relinquish, to the fullest extent permitted by law, the provisions, rights, and benefits of ss. 1542 of the California Civil Code, which provides --

               "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

and any and all provisions, rights and benefits of any similar state, federal, or other law, rule or regulation or the common law.

         10. MAINTENANCE OF EMPLOYMENT OF ASSISTANT. THINK hereby covenants and agrees to maintain the employment of Mednick's assistance for a period of no less than 3 months beyond the Effective Date.

         11. FINAL SETTLEMENT. The Parties hereby agree that this Agreement is in compromise and final settlement among the Parties of all disputed matters and constitutes full satisfaction of all claims made or which could be made of whatsoever kind or character which the Parties have or had against each other from the beginning of time until the Effective Date.

         12. RETENTION OF CERTAIN CLAIMS. The Parties expressly acknowledge that this Agreement is in the nature of a settlement of claims and counterclaims which either has or had against the other for legal and equitable relief. The Parties acknowledge further, however, that each expressly retains, and does not waive, any and all of its or his rights relative to equitable and/or legal relief under this Agreement.

         13. NON-DISPARAGEMENT. The Parties represent, agree, covenant and promise that they will refrain from disparaging each other in connection with Mednick's departure and the execution of this Agreement.

         14.  CONFIDENTIALITY.

              (a) INFORMATION. The Parties hereto recognize that it is fundamental to the business and operation of THINK, its affiliates, subsidiaries and divisions thereof to preserve the specialized knowledge, trade secrets, and confidential information of the foregoing concerning the field of advertising, marketing and interactive Internet solutions. The strength and good will of THINK is derived from the specialized knowledge, trade secrets, and confidential information generated from experience through the activities undertaken by THINK, its affiliates, subsidiaries and divisions thereof. The disclosure of any of such information and the knowledge thereof on the part of competitors would be beneficial to such competitors and detrimental to THINK, its affiliates, subsidiaries and divisions thereof, as would the disclosure of information about the marketing practices, pricing practices, costs, profit margins, design specifications, analytical techniques, concepts, ideas, process developments (whether or not patentable), customer and client agreements, vendor and supplier agreements and similar items or technologies. By reason of his being an employee of THINK, in the course of his employment, Mednick had access to, and obtained specialized knowledge, trade secrets and confidential information such as that described herein about the business and operation of THINK, its affiliates, subsidiaries and divisions thereof. Therefore, so long as Mednick receives compensation pursuant to Section 2 of this Agreement, Mednick hereby agrees as follows, recognizing and acknowledging that THINK is relying on the following in entering into this Agreement:

                    (i) RETAIN SECRETS. Except as otherwise required by or compelled by law, Mednick shall keep secret and retain in strict confidence, and shall not use, disclose to others, or publish any information, other than information which is in the public domain or becomes publicly available through no wrongful act on the part of Mednick, which information shall be deemed not to be confidential information, relating to the business, operation or other affairs of THINK, its affiliates, subsidiaries and divisions thereof, including but not limited to confidential information concerning the design and marketing practices, pricing practices, costs, profit margins, products, methods, guidelines, procedures, engineering designs and standards, design specifications, analytical techniques, technical information, customer, client, vendor or supplier information, employee information, and any and all other confidential information acquired by him in the course of his past or future services for THINK or any affiliate, subsidiary or division thereof.

               (b) TURNOVER OF DOCUMENTS. If Mednick holds as THINK's property, notes, memoranda, books, records, papers, letters, formulas or other data and all copies thereof and therefrom in any way relating to the business, operation or other affairs of THINK, its affiliates, subsidiaries and divisions thereof, whether made by him or otherwise coming into his possession, he shall immediately deliver the same to THINK upon a request made to him by THINK.

         15. CONSULTING. Mednick acknowledges that he will provide advice and counsel to THINK on an "as-needed" basis pursuant to the terms of the Consulting Agreement attached hereto as Exhibit E. If Mednick provides such assistance to THINK, THINK agrees to pay Mednick's reasonable expenses incurred as a result thereof as more fully set forth in that Consulting Agreement.

         16. JOINT PREPARATION. This Agreement was jointly drafted by THINK and Mednick and is not to be construed against either party. Should any provision of this Agreement be found to be illegal or unenforceable by any court of competent jurisdiction and cannot be modified to be enforceable, such provision shall immediately become null and void leaving the remainder of this Agreement in effect.

         17. GOVERNING LAW. This Agreement and any disputes or questions of interpretation arising hereunder shall be resolved by applying the laws of the State of California, excluding its conflict of laws principles.

         18. REPRESENTATIONS OF PARTIES. In executing this Agreement, the Parties hereby represent that:

              (a) THEY HAVE COMPLETELY AND CAREFULLY READ THIS AGREEMENT;

              (b) THEY HAVE CONSULTED ATTORNEYS CONCERNING THIS AGREEMENT;

              (c) THEY KNOW AND UNDERSTAND THE CONTENTS OF THIS AGREEMENT, AND THAT THE TERMS OF THIS AGREEMENT ARE FULLY UNDERSTOOD AND VOLUNTARILY ACCEPTED THEREBY;

              (d)  THEY  HAVE  SIGNED  THIS   AGREEMENT   IN  EXCHANGE  FOR  THE
CONSIDERATION   DESCRIBED   HEREIN  WHICH  THEY   ACKNOWLEDGE  IS  ADEQUATE  AND
SATISFACTORY TO HIM;

              (e) OTHER THAN THE CONSIDERATION SET FORTH HEREIN, NO PROMISES OR REPRESENTATIONS OF ANY KIND HAVE BEEN MADE THERETO;

              (f) THEY EXECUTE THIS AGREEMENT AS THEIR OWN FREE ACTS AND DEEDS; AND

              (g) THIS AGREEMENT WAS ENTERED INTO WITHOUT FRAUD, DURESS, OR COERCION.

         19. SEVERABILITY. The provisions of this Agreement shall be considered severable in the event that any of such provisions are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable. Such invalid, void or otherwise unenforceable provisions shall be automatically replaced by other provisions which are valid and enforceable and which are as similar as possible in term and intent to those provisions deemed to be invalid, void or otherwise unenforceable. Notwithstanding the foregoing, the remaining provisions hereof shall remain enforceable to the fullest extent permitted by law.

         20. COUNTERPARTS. This Agreement may be executed in two or more counterparts and signature pages may be delivered by facsimile, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         21. ENTIRE AGREEMENT; AMENDMENT. This Agreement contains the entire agreement between THINK and Mednick with respect to the subject matter hereof and thereof. This Agreement may not be amended, changed, modified or discharged, nor may any provision hereof be waived, except by an instrument in writing executed by or on behalf of the party against whom enforcement of any amendment, waiver, change, modification or discharge is sought. No course of conduct or dealing shall be construed to modify, amend or otherwise affect any of the provisions hereof.

         22. NOTICES. All notices, request, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if physically delivered, delivered by express mail or other expedited service or upon receipt if mailed, postage prepaid, via first class mail as follows:

       (a)      To the Company                    THINK New Ideas, Inc.
                and to Ronald                     45 West 36th Street
                Bloom and                         12th Floor
                Adam Curry:                       New York, NY 10018
                                                  Attention: President

                With an additional copy           Kirkpatrick & Lockhart LLP
                by like means to:                 1800 Massachusetts Ave., N.W.
                                                  Washington, D.C. 20036
                                                  Attn: John B. Spirtos

       (b)      To the Employee:                  Mr. Scott Mednick
                                                  7972 Mulholland Drive
                                                  Los Angeles, California 90046

                With an additional copy
                by like means to:                 Riordan & McKinzie
                                                  California Plaza
                                                  300 South Grand Ave.
                                                  29th Floor
                                                  Los Angeles, California 90071
                                                  Attn: Jeffrey L. Glassman

and/or to such other persons and addresses as any party hereto shall have specified in writing to the other.

         23. ASSIGNABILITY. This Agreement shall not be assignable by Mednick but shall be binding upon and shall inure to the benefit of his heirs, executors, administrators and legal representatives. This Agreement shall be assignable by THINK to any affiliate, subsidiary or division thereof and to any successor in interest; provided, however, such assignment shall not relieve THINK of any of its obligations hereunder.

         24. WAIVER AND FURTHER AGREEMENT. Any waiver of any breach of any terms or conditions of this Agreement shall not operate as a waiver of any other breach of such terms or conditions as any other term or condition hereof, nor shall any failure to enforce any provision hereof operate as a waiver of such provision or of any other provision hereof. Each of the Parties hereto agrees to execute all such further instruments and documents and to take all such further action as the other party may reasonably require in order to effectuate the terms and purposes of this Agreement.

         25. HEADINGS OF NO EFFECT. The headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

                  IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written with the intent that it be effective as of the Effective Date.

                               THINK NEW IDEAS, INC.


                               By:      /s/ RONALD E. BLOOM
                                  ----------------------------------
                               Name:    RONALD E. BLOOM
                                    --------------------------------
                               Its:     CHIEF EXECUTIVE OFFICER
                                    --------------------------------



                               /s/ SCOTT A. MEDNICK
                               ------------------------------------
                               Scott A. Mednick

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As to Section 5 only:             /s/ RONALD E. BLOOM
                                  ---------------------------------
                                  Ronald Bloom




                                 /s/ ADAM CURRY
                                  ---------------------------------
                                   Adam Curry